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                                                                  Exhibit (1)(v)


                              THE ARCH FUND, INC.
                             ARTICLES SUPPLEMENTARY

                  THE ARCH FUND, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                           FIRST: The total number of shares of capital stock
                  which the Corporation was heretofore authorized to issue was Seven Billion (7,000,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Seven Million Dollars ($7,000,000) of Common Stock classified as follows:

                                                 Number of Shares
                  Classification                    Authorized
                  --------------                    ----------

                  Class A                          550,000,000
                  Class A-Special Series 1       1,800,000,000
                  Class A-Special Series 2         300,000,000
                  Class A-Special Series 3          50,000,000
                  Class B                          100,000,000
                  Class B-Special Series 1       1,000,000,000
                  Class B-Special Series 2         300,000,000
                  Class C                            5,000,000
                  Class C-Special Series 1          50,000,000
                  Class C-Special Series 2          20,000,000
                  Class C-Special Series 3          50,000,000
                  Class D                            5,000,000
                  Class D-Special Series 1          50,000,000
                  Class D-Special Series 2          20,000,000
                  Class D-Special Series 3          50,000,000
                  Class E                            5,000,000
                  Class E-Special Series 1          15,000,000
                  Class E-Special Series 2          20,000,000
                  Class E-Special Series 3          50,000,000
                  Class F                            5,000,000
                  Class F-Special Series 1          35,000,000
                  Class F-Special Series 2          20,000,000
                  Class F-Special Series 3          50,000,000
                  Class G                            5,000,000
                  Class G-Special Series 1          15,000,000
                  Class G-Special Series 2          20,000,000
                  Class G-Special Series 3          50,000,000
                  Class H                           10,000,000
                  Class H-Special Series 1          10,000,000
                  Class H-Special Series 2          10,000,000
                  Class H-Special Series 3          50,000,000
                  Class I                           25,000,000
                  Class I-Special Series 1          25,000,000
                  Class J                           50,000,000
                  Class J-Special Series 1         300,000,000
                  Class K                           25,000,000
                  Class K-Special Series 1          25,000,000
                  Class K-Special Series 2          10,000,000


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                                                 Number of Shares
                  Classification                    Authorized
                  --------------                    ----------

                  Class L                           25,000,000
                  Class L-Special Series 1          25,000,000
                  Class L-Special Series 2          10,000,000
                  Class M                           25,000,000
                  Class M-Special Series 1          50,000,000
                  Class M-Special Series 2          25,000,000
                  Class M-Special Series 3          25,000,000
                  Class N                           25,000,000
                  Class N-Special Series 1          50,000,000
                  Class N-Special Series 2          25,000,000
                  Class O                           25,000,000
                  Class O-Special Series 1          50,000,000
                  Class O-Special Series 2          25,000,000
                  Class P                           25,000,000
                  Class P-Special Series 1          50,000,000
                  Class P-Special Series 2          25,000,000
                  Class Q                           25,000,000
                  Class Q-Special Series 1          50,000,000
                  Class Q-Special Series 2          25,000,000
                  Class R                           25,000,000
                  Class R-Special Series 1          50,000,000
                  Class R-Special Series 2          25,000,000
                  Class S                           25,000,000
                  Class S-Special Series 1          50,000,000
                  Class S-Special Series 2          25,000,000
                  Class S-Special Series 3          25,000,000
                  Unclassified                   1,010,000,000
                                                 -------------
                  TOTAL                          7,000,000,000


                           SECOND: Pursuant to Article VI of the Corporation's Articles of Incorporation (the "Charter") and Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the total number of authorized shares of capital stock of the Corporation to Twenty Billion (20,000,000,000) shares of Common Stock of the par value of One Mill ($.001) each and of the aggregate par value of Twenty Million Dollars ($20,000,000) and has classified Two Billion (2,000,000,000) shares of the Corporation's newly authorized, unclassified and unissued Common Stock as follows:

                                                    Number of Shares
                  Classification                       Classified
                  --------------                       ----------

                  Class A-Special Series 4           2,000,000,000
                  Class B-Special Series 3           2,000,000,000
                  Class J-Special Series 2           2,000,000,000


         pursuant to resolutions unanimously adopted by the Board of Directors of the Corporation on January 20, 1998.

                           THIRD: Pursuant to Article VI, Section (5) of the Charter, the shares of Common Stock newly classified

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         hereby shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                  1. Assets Belonging to a Class. All consideration received by the Corporation for the issue and sale of such Class A - Special Series 4, Class B - Special Series 3 and Class J - Special Series 2 shares (collectively, the "New Special Series" shares with respect to the initial Class A, Class B or Class J shares; such Class A, Class B and Class J shares formerly classified referred to herein collectively, as the "Initial Class" shares of Common Stock and such Classes collectively, the "Initial Classes")) shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter classified as shares of Initial Class A (including Class A - Special Series 1 shares, Class A - Special Series 2 shares and Class A - Special Series 3 shares), Initial Class B (including Class B - Special Series 1 shares and Class B - Special Series 2 shares) and Initial Class J (including Class J - Special Series 1 shares) (such Class A Special Series 1, Class B - Special Series 1 and Class J - Special Series 1 shares formerly classified collectively, the "Special Series 1" shares with respect to such Initial Class shares, such Class A Special Series 2 and Class B - Special Series 2 shares formerly classified collectively, the "Special Series 2" shares with respect to such Initial Class shares, and such Class A - Special Series 3 shares formerly classified the "Special Series 3" shares with respect to such Initial Class shares), respectively, of Common Stock (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be and any general assets of the Corporation allocated to an Initial Class (including the respective Initial Class shares, Special Series 1 shares, Special Series 2 shares, if any, and Special Series 3 shares, if any, formerly classified, the New Special Series shares herein classified or such other shares with respect to such Class) by the Board of Directors in accordance with the Corporation's Charter. All income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares of an Initial Class, and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated to the New Special Series

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         shares in the proportion that the net asset value of such New Special
         Series shares of such Initial Class bear to the total net asset value of all shares of such Initial Class, respectively (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification).

                  2. Liabilities Belonging to a Class. All the liabilities (including expenses) of the Corporation in respect of an Initial Class shall be allocated to the New Special Series shares of such Initial Class hereby classified in the proportion that the net asset value of such New Special Series shares of such Initial Class bears to the total net asset value of all shares of such Initial Class (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that the Board of Directors may determine from time to time for such respective New Special Series shares (or any other series of shares of such Class):

                           (a) With respect to Initial Class A, Initial Class B and Initial Class J to the extent that may be from time to time determined by the Board of Directors to allocate the following expenses to such respective New Special Series shares:

                                    (1) only the New Special Series shares of an
                           Initial Class of Common Stock shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such New Special Series shares; and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the New Special Series shares of an Initial Class of Common Stock; and

                                    (2) No New Special Series shares of an
                           Initial Class of Common Stock shall bear (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of an Initial Class other than the New Special

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                           Series shares of such Class; and (ii) such other
                           expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to shares of an Initial Class other than the New Special Series shares of such Class and which therefore should be borne solely by such other shares of an Initial Class and not by the New Special Series shares of such Class of Common Stock.

                  3. Preferences, Conversion and other Rights, Voting Powers, Restrictions, Limitations as to Dividends, Qualifications, and Terms and Conditions of Redemption. Except as provided hereby, each New Special Series share of an Initial Class of shares of Common Stock shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption applicable to all other shares of Common Stock as set forth in the Charter and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of an Initial Class of Common Stock (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that: on any matter that pertains to the agreements or expenses and liabilities described in Section 2, clause a
         (1) (or to any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Corporation, only the New Special Series shares of an Initial Class of Common Stock (excluding the other shares classified as a series of such Class other than the New Special Series shares) shall be entitled to vote, except that:

                           (a) if said matter affects shares of capital stock in the Corporation other than the New Special Series shares of an Initial Class, such other affected shares of capital stock in the Corporation shall also be entitled to vote, and in such case, such New Special Series shares of such Class of Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and

                           (b) if said matter does not affect the New


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                           Special Series shares of an Initial Class of Common
                           Stock, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock in the Corporation other than said New Special Series shares of such Class of Common Stock.

                           FOURTH: The total number of shares of capital stock which the Corporation is presently authorized to issue is Twenty Billion (20,000,000,000) shares (of the par value of One Mill ($.001) each) of Common Stock classified as follows:


                                                   Number of Shares
                    Classification                    Authorized
                    --------------                    ----------

                    Class A                           550,000,000
                    Class A-Special Series 1        1,800,000,000
                    Class A-Special Series 2          300,000,000
                    Class A-Special Series 3           50,000,000
                    Class A-Special Series 4        2,000,000,000
                    Class B                           100,000,000
                    Class B-Special Series 1        1,000,000,000
                    Class B-Special Series 2          300,000,000
                    Class B-Special Series 3        2,000,000,000
                    Class C                             5,000,000
                    Class C-Special Series 1           50,000,000
                    Class C-Special Series 2           20,000,000
                    Class C-Special Series 3           50,000,000
                    Class D                             5,000,000
                    Class D-Special Series 1           50,000,000
                    Class D-Special Series 2           20,000,000
                    Class D-Special Series 3           50,000,000
                    Class E                             5,000,000
                    Class E-Special Series 1           15,000,000
                    Class E-Special Series 2           20,000,000
                    Class E-Special Series 3           50,000,000
                    Class F                             5,000,000
                    Class F-Special Series 1           35,000,000
                    Class F-Special Series 2           20,000,000
                    Class F-Special Series 3           50,000,000
                    Class G                             5,000,000
                    Class G-Special Series 1           15,000,000
                    Class G-Special Series 2           20,000,000
                    Class G-Special Series 3           50,000,000
                    Class H                            10,000,000
                    Class H-Special Series 1           10,000,000
                    Class H-Special Series 2           10,000,000
                    Class H-Special Series 3           50,000,000
                    Class I                            25,000,000
                    Class I-Special Series 1           25,000,000
                    Class J                            50,000,000
                    Class J-Special Series 1          300,000,000
                    Class J-Special Series 2        2,000,000,000
                    Class K                            25,000,000
                    Class K-Special Series 1           25,000,000

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                                                    Number of Shares
                    Classification                     Authorized
                    --------------                     ----------
                    Class K-Special Series 2           10,000,000
                    Class L                            25,000,000
                    Class L-Special Series 1           25,000,000
                    Class L-Special Series 2           10,000,000
                    Class M                            25,000,000
                    Class M-Special Series 1           50,000,000
                    Class M-Special Series 2           25,000,000
                    Class M-Special Series 3           25,000,000
                    Class N                            25,000,000
                    Class N-Special Series 1           50,000,000
                    Class N-Special Series 2           25,000,000
                    Class O                            25,000,000
                    Class O-Special Series 1           50,000,000
                    Class O-Special Series 2           25,000,000
                    Class P                            25,000,000
                    Class P-Special Series 1           50,000,000
                    Class P-Special Series 2           25,000,000
                    Class Q                            25,000,000
                    Class Q-Special Series 1           50,000,000
                    Class Q-Special Series 2           25,000,000
                    Class R                            25,000,000
                    Class R-Special Series 1           50,000,000
                    Class R-Special Series 2           25,000,000
                    Class S                            25,000,000
                    Class S-Special Series 1           50,000,000
                    Class S-Special Series 2           25,000,000
                    Class S-Special Series 3           25,000,000
                    Unclassified                    8,010,000,000
                                                   --------------
                    TOTAL                          20,000,000,000


         The aggregate par value of all shares having par value is Twenty Million Dollars ($20,000,000).

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                  FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, The ARCH Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary as of March 23, 1998.



                                               THE ARCH FUND, INC.



Attest:
                                               By: /s/ Jerry V. Woodham
                                                  ------------------------------
                                                  Jerry V. Woodham, President

/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary


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                                CERTIFICATE


         THE UNDERSIGNED, Chairman of the Board and President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.





                                         /s/ Jerry V. Woodham
                                         ---------------------------------------
                                         Jerry V. Woodham, President


Dated: March 23, 1998